Exhibit 23.2
February 20, 2008
Cooper Industries, Ltd.
600 Travis, Suite 5600
Houston, Texas 77002-1001
Ladies and Gentlemen:
We consent to the incorporation by reference in the following Registration Statements of Cooper Industries, Ltd. (the “Company”) and/or Cooper Industries, Inc. or Cooper US, Inc., as applicable, and in each related Prospectus of the use of our name and the reference to an analysis, with which our firm assisted, concerning the contingent liability exposure of the Company for certain asbestos-related claims, under “Item 3. Legal Proceedings” and “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations — Critical Accounting Policies” included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, and in Note 16 to its consolidated financial statements for the year ended December 31, 2007.

No. 2-33-14542	Form S-8 Registration Statement for Cooper Industries, Inc. 1989 Employee Stock Purchase Plan

No. 333-02847	Form S-8 Registration Statement for Cooper Industries, Inc. Amended and Restated Directors’ Stock Plan

No. 333-136381	Form S-8 Registration Statement for Cooper Industries, Ltd. Amended and Restated Directors Stock Plan

No. 333-120337	Form S-8 Registration Statement for Cooper Industries, Inc. Amended and Restated Stock Incentive Plan

No. 333-24237	Form S-3D Registration Statement for Cooper Industries, Inc. Dividend Reinvestment and Stock Purchase Plan

No. 333-101451	Form S-3D Registration Statement for Cooper Industries, Ltd. Dividend Reinvestment and Stock Purchase Plan

No. 333-51439	Form S-8 Registration Statement for Cooper Industries, Inc. Director’s Retainer Fee Stock Plan

No. 333-51441	Form S-8 Registration Statement for Cooper Industries, Inc. Amended and Restated Management Annual Incentive Plan

No. 333-37580	Form S-8 Registration Statement for Cooper (UK) Employee Share Purchase Plan

No. 333-143688	Form S-3 Registration Statement for Cooper US, Inc. Shelf Registration of Debt Securities

Sincerely,
/s/ Charles E. Bates
Charles E. Bates, Ph.D.
President and CEO Bates White, LLC